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Exhibit 10.12
Trademark License And Technology Agreement with Advanced Grout Systems, Ltd


                        TRADEMARK LICENSE AND TECHNOLOGY

                                LICENSE AGREEMENT

         THIS TRADEMARK LICENSE AND TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made and entered into as of the tenth day of January, 2002 by and between ADVANCED GROUT SYSTEMS, LTD., an Ohio limited liability company, of 6322 Meadowsweet Avenue NW, Canton, Ohio 44718 ("Licensor"), and TECHNOLOGY VISIONS GROUP, INC., a Delaware corporation, of 5950 La Place Court, Suite 155, Carlsbad, California 92008 ("Licensee").

A. Licensor is the owner of the trademark listed with the United States Patent and Trademark Office under Serial No. 76320771 dated 10-3-2001, and known as GMENT (Trademark);

B. Licensee wishes to use certain technologies owned by Licensor (the "Product Technology") to manufacture the following product under the
         Trademark: GMENT (Product). The Product Technology is identified on EXHIBIT A attached hereto and incorporated herein by this reference;

C. Licensor is also in the business of developing other waste management technologies which Licensor desires to offer Licensee the first opportunity to use to manufacture 1.) Additional product(s) under or associated with the Trademark (Additional Trademark Product Technology); or 2.) Additional product(s) manufactured without the use of or without association with the Trademark (Additional Non-Trademark Product Technology). The Additional Trademark Product Technology and Additional Non-Trademark Product Technology shall be collectively referred to hereinafter as the "Additional Technologies;"

D.       All Additional Trademark Product Technology, subject to SECTION 3.0 and
         SECTION 4.0 of this Agreement, shall be included and identified on EXHIBIT B, attached hereto and made a part hereof, and all Additional Non-Trademark Product Technology, subject to SECTION 3.0 and SECTION
         4.0 of this Agreement, shall be included and identified on EXHIBIT C, attached hereto and made a part hereof. The Additional Technologies accepted pursuant to SECTION 3.0 and SECTION 4.0, and the Product Technology shall be collectively referred to herein as the "Technologies."

E. Licensee owns plant, production, distribution marketing and sales facilities and/or capabilities capable of producing, distributing, marketing and selling the Product and products made from the Additional Technologies (Additional Products) in accordance with the quality standards hereinafter established by Licensor for the Product and to be established by the Licensor for the Additional Products; and

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F.       Both parties are desirous that 1.) Licensee manufacture, distribute, market and sell the Product under the Trademark; 2.) Subject to SECTION
         3.0 and SECTION 4.0 of this Agreement, Licensee manufacture, distribute, market and sell those Additional Products made from the Additional Trademark Product Technology under the Trademark; 3.) Subject to SECTION 3.0 and SECTION 4.0, Licensee manufacture, distribute, market, and sell those Additional Products made from the Additional Non-Trademark Technology under future trademarks of Licensor. All such use to be pursuant to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties do hereby agree as follows:

1.0 INCORPORATION OF RECITALS. The recitals contained above are incorporated herein by this reference.

2.0      GRANTS.

         A.       TRADEMARKS.

                  i.) THE TRADEMARK. For the use, the Term (as hereinafter defined), in the Territory (as hereinafter defined), and on the terms and subject to the conditions hereinafter set forth, Licensor hereby grants to Licensee the right to use, and Licensee hereby undertakes to use, the Trademark in the manufacture and sale of the Product and Additional Products made from the Additional Trademark Product Technology; and

                  ii.)     FUTURE TRADEMARKS OF ADDITIONAL PRODUCTS. Subject to
                           SECTION 3.0 and SECTION 4.0, for the use, the Term (as hereinafter defined), in the Territory (as hereinafter defined) and on the terms and subject to the conditions hereinafter set forth, Licensor shall grant to Licensee the right to use, and Licensee shall undertake to use any future trademarks owned by Licensor and to be used with the products manufactured from the Additional Non-Trademark Technology if such Additional Non-Trademark Technology is accepted by Licensee pursuant to
                           SECTION 3.0 or SECTION 4.0.

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         B.       TECHNOLOGY.

                  i.) PRODUCT TECHNOLOGY. For the use, the term (as hereinafter defined), in the Territory (as hereinafter defined), and on the terms and conditions hereinafter set forth, Licensor also hereby grants to Licensee the right to use, and Licensee undertakes to use, the Product Technology to manufacture and sell the Product.

                  ii.) ADDITIONAL PRODUCT TECHNOLOGY. For the use, the term (as hereinafter defined), in the Territory (as hereinafter defined), and on the terms and conditions hereinafter set forth, Licensor shall grant to License the right to use and Licensee shall undertake to use the Additional Product Technology if such Additional Product Technology is accepted by Licensee pursuant to SECTION 3.0 and SECTION 4.0.

3.0 LICENSOR'S FIRST RIGHT OF REFUSAL. All Additional Technology/Non-trademark Technology (shall first be offered by Licensor to Licensee to be used in the manufacture, distribution, marketing, and selling of products made from such Additional Technology pursuant to the terms and conditions of this Agreement. Licensor shall forward to Licensee a written report of the specifications, directions, and processes of the Additional Technology. The Licensee shall send written notice to the Licensor of Licensee's election of acceptance or refusal to manufacture, distribute, market, and sell products made from the Additional Technology. The failure of the Licensee to provide written notice to Licensor of Licensee's election of acceptance or refusal to manufacture, distribute, market, and sell the Products made from the Additional Technology within thirty (30) days of receiving Licensor's written report shall constitute a refusal of the opportunity to manufacture, distribute, market, and sell the products made from the Additional Technology. Upon Licensee's written refusal of the opportunity to manufacture, distribute, market, and sell the products made from the Additional Technology or upon the passing of thirty (30) days from Licensee's receiving Licensor's written report regarding the Additional Technology without Licensee's delivery to Licensor of a written acceptance or refusal of the opportunity, the Licensee shall be free to manufacture, distribute, market, and sell products made from the Additional Technology or license or otherwise make disposition of the Additional Technology at its sole discretion in any manner Licensor deems fit, and Licensee shall have no rights in and to the refused Additional Technology. As reflected in the Recitals hereto, it is understood that the Additional Technology is limited to those technologies dealing with environmental remediation/waste management technologies developed by Licensor or its affiliated companies. "Affiliated Companies" means Sehn Technical Corporation and Envital, Ltd., and any other companies controlled by licensor and or their successors.

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4.0      ADDED TECHNOLOGY AND TRADEMARKS.

         A. ADDITIONAL TECHNOLOGY. All Additional Trademark Product Technology offered by Licensor, pursuant to SECTION 3.0 of this Agreement, and accepted by Licensee to manufacture, distribute, market, and sell under or in association with the Trademark pursuant to the terms and conditions of this Agreement shall be identified and listed on EXHIBIT B upon acceptance of the Additional Trademark Product Technology by Licensee. All Additional Non-Trademark Product Technology offered by Licensor, pursuant to SECTION 3.0 of this Agreement, and accepted by Licensee to manufacture, distribute, market and sell products made from the Additional Non-Trademark Product Technology pursuant to the terms and conditions of this Agreement shall be identified and listed on EXHIBIT C upon acceptance by Lessee. All Additional Technology that becomes a part of the terms and conditions of this Agreement is limited to the technology identified and listed on EXHIBIT B and EXHIBIT C.

         B. TRADEMARKS. All additional trademarks used to identify or used in association with the Additional Non-Trademark Technology shall be identified and listed on EXHIBIT D attached hereto and incorporated herein by this reference (the "Additional Trademarks"). All such Additional Trademarks that become a part of this Agreement are limited to the Additional Trademarks identified and listed on EXHIBIT D.

5.0      USE.

         A. PRODUCT TECHNOLOGY. Licensee shall manufacture, distribute, market, and sell the Product and products made from the accepted Additional Technology/Non Trademark Technology in accordance with the specifications, directions, and processes furnished to the Licensee by the Licensor from time to time. The quality of the Product and products made from the accepted Additional Technology as manufactured by the Licensee shall be satisfactory to the Licensor or as specified by it or approved by it.

         B. TRADEMARK. Licensee shall manufacture, distribute, market, and sell the Product and those products made from the accepted Additional Trademark Product Technology using the Trademark. The Trademark shall not be used with any other products.

         C. ADDITIONAL TRADEMARKS. Licensee shall manufacture, distribute, market and sell those products made from the accepted Additional Non-Trademark Technology using any such Additional Trademark set forth on EXHIBIT D for such Non-Trademark Product Technology.

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         D.       TIMING. Licensee shall, upon signing this Agreement, begin use of the Product Technology and Trademark immediately so that it can manufacture, distribute, market and sell the Product as soon as is reasonably possible. Immediately, upon acceptance of any Additional Technology or Additional Trademarks, the Licensor shall begin use of the same so that it can manufacture, distribute, market, and sell the products made from such Additional Technology as soon as is reasonably possible.

         E.       REMOVAL OF TECHNOLOGY OR TRADEMARKS FROM AGREEMENT.

                  (i) NON-USE. If Licensee fails to use the Technology and/or Trademark or Additional Trademarks to manufacture, distribute, market and sell the products as set forth in this SECTION 5.0, Licensor may remove such "non-used" Trademark, Additional Trademark or Technologies from this Agreement by deleting the same from the applicable exhibit or exhibits attached hereto. "Failure to use" shall be defined as failure to in good faith use the Technologies, Trademark and/or Additional Trademarks to manufacture, distribute, market and sell such products for a period of two years while not in diligent pursuit of effectuating such manufacture, distribution, marketing and selling of such products.

                  (ii) MUTUAL AGREEMENT. Any of the Technologies, the Trademark, or the Additional Trademarks may be removed from this Agreement by the mutual agreement, in writing, of all the parties.

                  (iii) TECHNOLOGY OR TRADEMARKS ONCE REMOVED. Once any of the Technologies or the Trademark or any Additional Trademarks licensed hereunder is removed from this Agreement, Licensee shall have no rights in or to the same and Licensor shall be free to use such Technologies, Trademark or Additional Trademark in its sole discretion and this Agreement shall no longer apply to such Technologies, Additional Trademarks, or the Trademark so removed.

                  (iv) CUMULATIVE REMEDY. The Licensor's right of removal of any of the Technologies, the Trademark, or the Additional Trademarks from this Agreement for non-use is in addition to and not in substitute of any other remedies available to Licensor for Licensee's breach of its use obligations contained in this Agreement.

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6.0      EXCLUSIVITY. The rights and license granted to Licensee hereunder is exclusive subject to Licensee's acceptance as provided under SECTION
         3.0 and SECTION 4.0 of this Agreement, and, so long as Licensee duly performs its obligations hereunder, Licensor shall not itself use or grant others the right or license to use the Trademark, the accepted Additional Trademarks or Non Trademark Technology, and the Technology for the manufacture or sale of products in the Territory without written consent from the Licensee which shall not be unreasonably withheld.

7.0 TERRITORY. The rights granted to Licensee hereunder are for the following territory: United States of America and the other countries of the world (Territory).

8.0 INSPECTIONS. Licensee will permit duly authorized representatives of the Licensor to inspect on the premises of the Licensee at all reasonable times the Product and use of the Trademark, the Additional Trademarks, and the Technologies, and shall, upon request of the Licensor, submit to the Licensor, or to its duly authorized representatives, samples of the Product and products made from the Additional Technology which it manufactures, distributes, markets, sells or intends to manufacture, distribute, market, or sell for the purpose of ascertaining or determining compliance with SECTION 5.0 of this Agreement.

9.0      ADVERTISING; LABELING.

         A. ADVERTISING WITH TRADEMARKS. Whenever Licensee uses the Trademark or accepted Additional Trademarks in advertising or in any other manner, Licensee shall clearly indicate the Licensor's ownership of the Trademark or accepted Additional Trademarks. Licensee shall provide Licensor with samples of all literature; packages, labels, and labeling prepared by the Licensee containing the Trademark or accepted Additional Trademarks. When using the Trademark or accepted Additional Trademarks under this Agreement, Licensee shall comply with all laws of the United States and of the other countries where the Product and the Additional Products are manufactured, distributed, marketed, or sold.

         B. LABELING. Licensee shall mark all products or their containers or labels which are made, distributed, marketed or sold or otherwise disposed of by Licensee under the licenses granted herein in such manner as is required to protect or preserve Licensor's rights to the Technology under applicable law and/or as is customary in the market for such products with the words and/or numerals indicating the patent status of the Technology, if any.

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10.0     ASSIGNMENT. The rights granted in this Agreement to Licensee above shall be non-divisible and shall not be transferable, licensable, or assignable without the Licensor's prior written consent, which shall not be unreasonably withheld. Any such assignment, license, or transfer without such consent shall be void and of no effect.

11.0 FEE AND ROYALTIES. As consideration for Licensor's grant of the above licenses, Licensee shall sell and transfer one million (1,000,000) stock shares, free and clear of all liens, encumbrances, and restrictions other than those required under Securities and Exchange Commission regulations, of Licensee's publicly traded stock shares to Licensor or Licensor's designees in such proportions as requested by Licensor. Licensor represents that it is a sophisticated investor and understands the risks involved in startup companies and accepts the stock without a view toward distribution. As additional consideration, Licensee shall pay Licensor a royalty (the "Royalty") of ten percent (10.0%) of the gross sales derived by Licensee from the sale of the Product and the Additional Products for sales up to $1M, 9% from $1M to $5M, 8% from $5M to $10M, 7% from $10M to $25M, and 6% for sales exceeding $25M. The Royalty shall be payable quarterly per accounting referred to in SECTION 13.0 of this Agreement. The Licensee hereby warrants and represents that it has full legal authority to issue the stock shares and full legal power to transfer the same in accordance herewith. In reliance on Licensor's representations, Licensee shall provide to Licensor, its counsel's opinion that the payment of stock as required herein is authorized by Licensee, and is not a violation of any law or governmental regulation.

12.0 CONSULTING FEE AND EXPENSES. Licensee shall pay to Licensor a consulting fee of One Hundred Twenty-Five Dollars ($125.00) per hour for the man hour time of Licensor for consulting with Licensee in the use of the technologies licensed herein, the manufacture, marketing, and distribution of the Product and Additional Products. Said hourly fee rate shall increase three percent (3%) per year compounded annually for each year after 2002. Consulting services may be initiated by either written or verbal request by licensee but will always be confirmed in writing. In addition, Licensee shall reimburse Licensor for all Licensor's expenses incurred in the Licensor's consultation services provided to Licensee under this SECTION 12.0, including, but not limited to, travel and accommodation expenses. Licensor shall submit to Licensee the Licensor's consulting fee and Licensor's invoices for expenses Licensor incurred in the consultation services to Licensee. Licensee must pay Licensor the Licensor's consulting fee and reimburse Licensor's expenses within forty-five (45) days of Licensor's written submission to Licensee. In the absence of a dispute, the failure of the Licensee to pay Licensor the Licensor's consulting fees

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         and reimburse Licensor's expenses within forty five (45) days of
         Licensor's written submission to Licensee shall constitute a breach of this Agreement. All amounts past due shall be charged with interest of eighteen percent (18%) per annum.

13.0 ACCOUNTING. Within thirty (30) days after the end of each calendar quarter during the Term of this Agreement, Licensee shall provide to Licensor a written accounting of all gross sales of the Product and Additional Products made during the preceding calendar month.

14.0     INSPECTION OF LICENSEE'S RECORDS.

         14.1 RETENTION OF RECORDS. Licensee shall keep and maintain complete and accurate records and documentation concerning the manufacture, distribution and sale or other dispositions of the Product and Additional Products, use of the Technology, and the use of the Trademark and accepted Additional Trademarks. Licensee shall retain such records and documentation for not less than seven (7) years from the date of their creation.

         14.2 INSPECTION OF RECORDS. Licensor and its representatives and agents shall have the right during the term of this Agreement and for a period of four (4) years thereafter upon reasonable notice to Licensee to inspect during regular business hours the records and documentation required to be retained pursuant to SECTION 14.1 of this Agreement.

         14.3     COSTS OF INSPECTION. The costs of any inspection pursuant to
                  SECTION 14.2 hereof shall be borne by Licensor, unless as a result of such inspection it is determined that the amounts payable by Licensee to Licensor for the Royalty for any period are in error by greater than one quarter percent (.25%), in which case the costs of such inspection shall be borne by Licensee. Licensor shall report the results of any such inspection to Licensee, and Licensee shall promptly thereafter pay to Licensor the amount of any underpayment of the Royalty, and the amount of any overpayment shall be credited by Licensor against future amounts payable by Licensee to Licensor. In addition, Licensee shall pay interest on the amount of any underpayment at a rate which is the highest rate permitted by applicable law, from the date such amount was underpaid to the date such amount is paid. The failure of Licensor to pay the underpayment and accrued interest set forth in Licensor's written notice of underpayment to Licensee shall constitute a breach of this Agreement.

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15.0     INDEMNIFICATION.

         A. PRODUCTS AND TECHNOLOGIES. Licensor assumes no liability to Licensee or third parties with respect to the performance of the Product, Additional Products, and the Technologies licensed herein. Licensee shall indemnify, hold harmless and defend Licensor and its officers, members, employees, representatives, agents, successors and assigns, from and against any and all claims, demands, lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees, court costs, and costs of investigation and experts) resulting from or arising out of the manufacture, use or sale of the Product or Additional Products, or the exercise by Licensee of any right granted hereunder, including without limitation any liabilities, losses or damages whatsoever with respect to death or injury to any individual or damage to any property arising from the possession, use or operation of the Product or Additional Products made from the Technologies and use of the Technologies by Licensee or any third party in any manner whatsoever.

         B. STOCK TRANSFER. Licensee hereby warrants, indemnifies, defends and holds Licensor or designee, its officers, agents, members, employees, representatives, successors, assigns, and designees (identified pursuant to SECTION 11.0 hereof) harmless from and against any and all liability arising out of or in any way relating to the transfer of stock shares of Licensee to Licensor or its designees pursuant to SECTION 11.0.

16.0 INSURANCE. During the Term, Licensee shall maintain at all times during and after the term of this Agreement comprehensive general liability insurance, including product liability insurance, with reputable and financially secure insurance carriers and having commercially reasonable limits giving due consideration to the nature and extent of such activities and the risks inherent therein regarding the Product, the Additional Products and the use of the Technologies. Licensee shall maintain insurance with a reputable and solvent insurance company duly licensed with applicable government authorities. All such insurance shall have Licensor as an additional named insured party and shall provide for no cancellation or material alteration except upon at least thirty (30) days prior written notice to Licensor. Licensee shall timely provide Licensor with certificates of insurance evidencing such coverage.

17.0 GOVERNMENTAL APPROVALS. Licensee shall, at its sole cost and expense, use all reasonable efforts and diligence to seek and to obtain all necessary domestic and foreign governmental approvals with respect to the Product, Additional Products, and use of the Technology. Licensee shall, at its sole cost and expense, perform or arrange for the performance of all tests and trials of the Product, the Additional Products, and the Technologies as shall be necessary to obtain such approvals. The Licensor shall assist such efforts as part of its consultation services pursuant to SECTION 12.0.

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18.0     COMPLIANCE WITH LAWS. Licensee shall conduct all activities pursuant to this Agreement in an ethical and businesslike manner and in compliance with all applicable laws, rules and regulations of all applicable governmental authorities. Licensee shall provide to Licensor any data compilations, records, reports, or other information regarding the Product, Additional Products, and use of the Technologies that Licensor may reasonably require for submission to any governmental authorities in order to comply with any applicable laws, rules or regulations.

19.0     LICENSOR'S DISCLAIMERS.

         A. NO PRODUCT OR TECHNOLOGY WARRANTIES. It is hereby expressly understood and acknowledged that Licensee has inspected and conducted due diligence concerning the Product and the Product Technology, and will have inspected and conducted due diligence concerning the Additional Products and the Additional Technologies before acceptance of the same. Therefore, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) REGARDING THE PRODUCT, THE ADDITIONAL PRODUCTS, OR THE TECHNOLOGIES.

         B. INFRINGEMENT. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT THE PRODUCT, THE ADDITIONAL PRODUCTS, OR USE OF THE TECHNOLOGIES WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR OTHER RIGHTS OF ANY THIRD PARTY OF ANY KIND OR NATURE WHATSOEVER.

20.0     INFRINGEMENT.

         20.1 THIRD PARTY INFRINGEMENT. In the event that either party learns of facts which it concludes might constitute an infringement of the Product, Additional Products, the Trademark, the Additional Trademarks, Non-Trademark Technology or the Technology by any third party during the term of this Agreement, the party learning of such facts shall promptly notify the other party in writing, setting forth such facts and the basis for its conclusion, and shall include with such notice any other reasonably available evidence in support thereof. The Parties will then decide what specific action will be taken.

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         20.2     INDEMNIFICATION. Licensee shall indemnify, hold harmless and defend Licensor and its officers, directors, employees, representatives and agents, from and against any and all claims, demands, lawsuits, actions, proceedings, liabilities, losses, damages, fees, costs and expenses (including without limitation attorneys' fees and costs of investigation and experts) resulting from or arising out of any claim that the Licensee's manufacture, use, sale or other disposition of the Product, Additional Products, the Trademark, the Additional Trademarks, and the Technology infringe or violate any patent, copyright, trademark, or other right of any third party.

21.0 TERM. Except as otherwise provided herein, this Agreement shall remain in full force and effect for twenty-five (25) years with the term commencing on December 1, 2001, and continuing until November 30, 2026
         (Term).

22.0 TERMINATION. In the event that the Licensee fails to comply with any provision of the Agreement, the Licensor may terminate this Agreement upon not less than thirty (30) days written notice to the Licensee, but if the Licensee shall correct such default during the notice period to the Licensor's satisfaction at Licensor's sole discretion, the notice shall be of no further force or effect. This Agreement may be terminated by Licensor if action by any governmental authority renders impossible performance under this Agreement by either party. Licensee may terminate this Agreement upon written notice of breach to Licensor, and Licensor fails to remedy such breach within thirty (30) days after receiving such notice. Upon the termination or expiration of the term of this Agreement, the licenses granted by Licensor to Licensee pursuant to this Agreement shall terminate unless Licensor specifically agrees in writing otherwise on a case-by-case basis. Notwithstanding any termination or expiration of the term of this Agreement, Licensee shall be permitted for a period of not more than six (6) months from and after such termination or expiration to sell or otherwise dispose of all Product and Additional Products then in inventory and shall have the obligation to pay to Licensor all amounts which have accrued or shall accrue by reason of the sale of such Product and Additional Products. Licensee shall not be entitled to any refund of any amounts because of any termination or expiration of the term of this Agreement. If the Licensee continues to manufacture the Product or Additional Products or otherwise uses the licensed Technologies or the Trademark or the accepted Additional Trademarks (except as allowed during the six
         (6) month "wind down" period set forth in this SECTION 23.0) after the termination or expiration of this Agreement, the Licensor shall have

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         the right to seek any and all legal means, including seeking preliminary and permanent injunctive relief, to have Licensee cease from such activity. The Licensee shall pay Licensor for all legal costs, including attorney fees, expert fees, and court costs Licensor incurs as a result of Licensee's breach of this Agreement.

23.0 OWNERSHIP. Licensee acknowledges the Licensor's exclusive right, title, and interest in and to the Trademark, the accepted Additional Trademarks, and the Technologies licensed herein, and will not at any time do or cause any act or thing contesting or in any way impairing or tending to impair any part of such right, title and interest. Licensee shall not in any manner represent that it has any ownership in the Trademark, the accepted Additional Trademarks, and the Technologies or registrations or patents thereof, and the Licensee acknowledges that use of the Trademark, the accepted Additional Trademarks or Technologies shall not create any right, title or interest in Licensee, but all such uses shall inure to the benefit of Licensor. Upon expiration or termination of the Agreement (except as allowed during the six (6) month "wind down" period set forth in SECTION 23.0), Licensee will cease and desist from all use of the Trademark, the accepted Additional Trademarks, and Technologies in any way and will deliver to Licensor or its duly authorized representatives the logotype of the Trademark and the accepted Additional Trademarks together with all advertising and promotional materials, labels and signs containing the Trademark and the accepted Additional Trademarks, except to the extent needed to sell existing inventories of the Product or Additional Products during the six (6) month "wind down" period set forth in
         SECTION 23.0. Upon expiration or termination of the Agreement, Licensee will return to Licensee (and shall not retain copies of) all repositories of Confidential Information as defined below, except to the extent such Confidential Information is necessary to sell existing inventories of the Product or Additional Products during the six (6) month "wind down" period set forth in SECTION 23.0. However, all logotypes, labels, promotional material signs and Confidential Information shall be returned (with no copies being retained) immediately after the six (6) month "wind down" period set forth in
         SECTION 23.0.

24.0     CONFIDENTIALITY.

         24.1 OBLIGATION. Each party acknowledges that this Agreement may require the disclosure by one party to the other party of its confidential and proprietary information ("Confidential Information"). "Confidential Information" shall mean all information concerning the business that each party treats as confidential and does not ordinarily make publicly available, including without limitation all reports, information and data, in whatever form, regarding each party's customers, personnel, finances or financial condition, plans, products, manufacturing systems, specifications, chemical recipes, systems and plans,

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

                processes, equipment, materials, suppliers, costs, operations, trade secrets, prospects, marketing and business strategies, the licensed Technologies, and the refused Additional Technologies. Each party shall regard and preserve Confidential Information as secret and confidential, and neither party shall publish or disclose any Confidential Information in any manner without the prior written consent of the other party. Each party shall use the same level of care to prevent the disclosure of the Confidential Information of the other party that it exercises in protecting its own Confidential Information and shall take all reasonable precautions to prevent the disclosure of Confidential Information to any third party.

         24.2 PUBLICITY. Neither party shall without the prior written consent of the other party disclose to any third party the existence of this Agreement or any of its provisions unless such disclosure is required under applicable law or in connection with the legal enforcement of this Agreement.

         24.3 Publication. Licensee shall not publish or arrange for the publication in any scientific, trade or other publication information concerning the Product and the Additional Products and the Technologies without the prior written consent of the Licensor, which consent shall be at Licensor's sole discretion.

         24.4 Injunctive RELIEF. Each party acknowledges that in the event of any breach or default or threatened breach or default by either party of SECTION 24.1, SECTION 24.2, and SECTION 24.3 of this Agreement, the other party may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage, so that the remedy of damages at law would be inadequate. Consequently, each party acknowledges and agrees that the other party, in addition to any other available rights or remedies, shall, without the necessity of posting any bond or similar security, be entitled to specific performance, injunctive relief and any other equitable remedy for the breach or default or threatened breach or default of said SECTION 24.1,
                SECTION 24.2, or SECTION 24.3, and each party waives any defense that a remedy at law or damages is adequate.

25.0 LICENSEE'S REPRESENTATIONS. Licensee represents and warrants to Licensor that the following are true and correct as of the Closing:

         A. LICENSEE'S AUTHORITY. Licensee has full legal power to sign, deliver, and perform this Agreement and all other agreements and documents to be signed and delivered by Licensee in connection herewith. The consummation of the transactions contemplated hereby and the compliance by Licensee with the terms of this Agreement do not and will not: (i) conflict with

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

                  or result in the material breach of any of the terms or provisions of any other agreement, arrangement, undertaking, accord, document, or instrument to which Licensee is a party or by which Licensee is bound; or (ii) constitute a material violation of any applicable law to which Licensee or its stock is bound or subject.

         B. REQUISITE ACTIONS/BINDING ON LICENSEE. Licensee has taken the requisite action to approve, sign, deliver and perform this Agreement and each of the other agreements and documents signed and delivered by or on behalf of Licensee in connection herewith. This Agreement has been duly signed and delivered by Licensee and constitutes a binding obligation of Licensee enforceable in accordance with its terms. All other agreements and documents signed and delivered by or on behalf of Licensee, in connection with the transactions contemplated by this Agreement, constitute the binding obligation of Licensee enforceable in accordance with their respective terms. Licensee shall provide upon execution hereof corporate resolutions authorizing this Agreement.

26.0 LICENSOR'S REPRESENTATIONS. Licensor has taken the requisite action to approve, sign, deliver and perform this Agreement and each of the other agreements and documents signed and delivered by or on behalf of Licensor in connection herewith. This Agreement has been duly signed and delivered by Licensor and constitutes a binding obligation of Licensor enforceable in accordance with its terms. All other agreements and documents signed and delivered by or on behalf of Licensor, in connection with the transactions contemplated by this Agreement, constitute the binding obligation of Licensor enforceable in accordance with their respective terms. Licensor shall provide upon execution hereof-corporate resolutions authorizing this Agreement.

27.0     MISCELLANEOUS.

         (a) NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party hereto, shall be in writing and shall be deemed duly served and given when personally delivered to the address of the party to whom it is directed, or in lieu of such personal service, when deposited in the United States Mail, by either certified or registered mail, postage prepaid, addressed to Licensor and to Licensee at the addresses set forth in this Agreement. Either party, Licensor or Licensee, may change their address for the purpose of this paragraph by giving written notice of such change to the other party in the manner provided in this paragraph. Additionally, copies of notices shall be sent to counsel for each party as follows:

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

                  For Licensor:

                  Jeffrey T. Witschey, Esq.
                  Witschey & Witschey Co., LPA
                  300 Cleveland-Massillon Road, Suite 104
                  Akron, Ohio 44333

                  For Licensee:

                  Rick Weed, Esq.
                  Weed and Co.
                  4695 MacArthur Court, Suite 1450
                  Newport Beach, CA 92660

         (b) WAIVER. The waiver of any breach of this Agreement for either party shall not constitute a continuing waiver or a waiver of any subsequent breach, either either of the same or another provision of this Agreement. The delay or omission by the Licensor to exercise any right or power provided by this Agreement shall not constitute a waiver of such right or power, or acquiescence in any default on the part of Licensee. The acceptance of any payments made by Licensor in a manner or at a time other than as required by the terms and conditions of this Agreement, shall not be construed as a waiver or variation of such terms and conditions. Any default on the part of Licensee shall be construed as continuous and the Licensor may exercise every right and power under the Agreement at any time during the continuance of such default, or upon the occurrence of any subsequent default.

         (c) OHIO LAW AND OHIO FORUM. It is agreed by Licensor and the Licensee that this Agreement shall be interpreted and governed in accordance with the laws of the State of Ohio irrespective of its rules concerning conflicts of laws. Any action brought arising under the terms of this Agreement shall be brought and maintained in the Summit County, Ohio Common Pleas Court.

         (d) TIME IS OF THE ESSENCE. Time is expressly declared to be of the essence in this Agreement.

         (e) ENTIRE AGREEMENT. Both Licensor and Licensee agree that this Agreement constitutes the sole and only agreement between them respecting the Product, the Technologies, and the Trademark, and correctly sets forth their obligations to each other as of this date.

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

         (f) BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto, but nothing contained in this paragraph shall be construed as a consent by Licensor to any assignment of this Agreement or of any interest therein by Licensee, except as provided in SECTION 10.0 of this Agreement.

         (g) CONSTRUCTION. This Agreement has been mutually negotiated and no consideration shall be given to who drafted this Agreement in construing its provisions.

         (h) SEVERABILITY. In the event any part of this Agreement for any reason is declared invalid, such decision shall not affect the validity of any of the remaining portions, said remaining portions to remain in full force and effect as if this Agreement had been executed with the invalid portions thereof eliminated.

         (i) AMENDMENTS. This Agreement may be modified or amended only by a writing duly authorized and executed by Licensor and Licensee. It may not be amended or modified by oral agreements or understandings between the parties prior to or subsequent to the execution of this Agreement unless the same shall be reduced to writing duly authorized and executed by Licensor and Licensee.

         (j) REPRESENTATIONS. Each party expressly acknowledges that there are no other representations, inducements, promises or agreements, either oral or in writing, except those as embodied herein.

         (k) HEADNOTES. The head notes are inserted only as a matter of convenience and as a matter of reference and in no way define, limit or describe the scope or intent of this Agreement nor in any manner affect this Agreement.

         (l) ATTORNEY FEES. In the event a dispute shall arise between the parties from this Agreement, the party prevailing in any litigation resulting from such dispute shall be entitled to recover as part of the award, its reasonable attorneys' fees and all related legal expenses, including expert fees and court costs.

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

         (m) OFFICER'S AUTHORITY. Any corporate officer signing this Agreement on behalf of a corporate party represents that he or she is authorized to bind such party to this Agreement.

       INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement on the date first written above.

                                            LICENSOR:
                                            ADVANCED GROUT SYSTEMS,
                                            LTD.

                                            /s/ Allan Sehn
                                            ------------------------------------
                                            BY: Allan Sehn ITS President


                                            /s/ James B. Lahey
                                            ----------------------------------
                                            BY: James B. Lahey ITS CEO/President

                                            LICENSEE:
                                            TECHNOLOGY VISIONS
                                            GROUP, INC.

                                            ------------------------------------
                                            BY:_________________, ITS___________

                                            ------------------------------------
                                            BY:_________________, ITS___________

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